SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2004

Eagle Materials Inc.

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-12984 (Commission File Number)	75-2520779 (IRS Employer Identification No.)

2728 N. Harwood, Dallas, Texas (Address of principal executive offices)	75201 (Zip code)

(214) 981-5000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address if changed from last report)

Item 11. Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans
SIGNATURES

Item 11. Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans

     In connection with the spin-off by Centex Corporation (“Centex”) of the common stock of Eagle Materials Inc. (formerly known as Centex Construction Products, Inc.) (“EXP”) held by Centex to the stockholders of Centex, the EXP Hourly Profit Sharing and Retirement Plan and the EXP Profit Sharing and Retirement Plan (the “Plans”) temporarily suspended transactions by plan participants in the EXP Common Stock Fund (the “Common Stock Fund”), a fund that invests in the common stock, par value of $.01 per share, of EXP.

     The administrative processing required under the Plans as a result of the EXP spin-off has been completed, and the temporary suspension of transactions by participants in the Plans in the Common Stock Fund ended on February 13, 2004.

     The foregoing information is provided pursuant to Regulation BTR under the Securities Exchange Act of 1934.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EAGLE MATERIALS INC.

By:	/s/ Arthur R. Zunker, Jr. Name: Arthur R. Zunker, Jr. Title: Senior Vice President - Finance and Treasurer

Date: February 13, 2004